This Proxy Statement was inadvertently not filed with the SEC at the time it was delivered to the shareholders of Cimetrix Incorporated on April 14, 1999, consequently this filing is being made to bring the Company's file with the SEC current.



                              CIMETRIX INCORPORATED
                           6979 South High Tech Drive
                         Salt Lake City, Utah 84047-3757



                                 April 14, 1999



Dear Shareholder:

         On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of the Shareholders of Cimetrix Incorporated, which will be held on Saturday, May 15, 1999, at 9:00 a.m. in the Marriott Hotel, 75 South West Temple, Salt Lake City, Utah.

         At the meeting, in addition to electing five (5) directors, your Board is asking shareholders to ratify a contract with Bicoastal Holding Company for my continuing services through December 2000. These proposals are fully set forth in the accompanying proxy statement which you are urged to read thoroughly. I will also report on the progress of the Company and answer shareholder questions.

         It is important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, you are requested to sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

         Thank you for your cooperation.

                                                 Very truly yours,

                                                 /s/ Paul A. Bilzerian
                                                 ---------------------
                                                 Paul A. Bilzerian
                                                 President

                              CIMETRIX INCORPORATED
                           6979 South High Tech Drive
                         Salt Lake City, Utah 84047-3757


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           Meeting Date: May 15, 1999

TO OUR SHAREHOLDERS:

         The Annual Meeting of the Shareholders of Cimetrix Incorporated, a Nevada corporation (the "Company"), will be held on May 15, 1999, commencing at 9:00 a.m., in the Marriott Hotel, 75 South West Temple, Salt Lake City, Utah, to consider and vote on the following matters described in this notice and the accompanying Proxy Statement:

     1. To elect five directors to the Company's Board of Directors to serve for one-year terms.

     2. To ratify a contract with Bicoastal Holding Company for: (i)Paul A. Bilzerian's continuing services to Cimetrix as its President, through December 31, 2000, (ii) authorization for Mr. Bilzerian to make special bonus payments, in the event of a sale of a majority of the common stock of Cimetrix to a third party or the sale of substantially all of the assets of Cimetrix. Such bonus payments shall not exceed 5% of the total sales price of the Company's stock or assets, up to a maximum amount of $5,000,000. Such bonus payments shall be payable to Cimetrix employees whom Mr. Bilzerian believes, in his sole discretion, contributed most to the success of Cimetrix.

         The Board of Directors has fixed the close of business on March 1, 1999 as the record date for determination of shareholders entitled to vote at the Annual Meeting or any adjournments thereof, and only record holders of Common Stock at the close of business on that day will be entitled to vote. At the record date, 23,450,928 shares of Common Stock were issued and outstanding.

         TO ASSURE REPRESENTATION AT THE ANNUAL MEETING, SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE PREVIOUSLY RETURNED A PROXY. A PROXY MAY BE REVOKED BY WRITTEN REVOCATION DELIVERED TO THE COMPANY AT ANY TIME PRIOR TO THE ANNUAL MEETING.


                       By Order of the Board of Directors,

                       /s/ Riley G. Astill
                       -------------------

                       Riley G. Astill
                       Vice President of Finance and Secretary


April 14, 1999
Salt Lake City, Utah

                              CIMETRIX INCORPORATED
                           6979 South High Tech Drive
                         Salt Lake City, Utah 84047-3757

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           Meeting Date: May 15, 1999

         This Proxy Statement is being sent on or about April 14, 1999 in connection with the solicitation of proxies by the Board of Directors of Cimetrix Incorporated, a Nevada corporation (the "Company" or "Cimetrix"). The proxies are for use at the 1999 Annual Meeting of the Shareholders of the Company, which will be held on May 15, 1999, commencing at 9:00 a.m., in the Marriott Hotel, 75 South West Temple, Salt Lake City, Utah, and at any meetings held upon adjournment thereof (the "Annual Meeting"). The record date for the Annual Meeting is the close of business on March 1, 1999 (the "Record Date"). Only holders of record of the Company's Common Stock on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting.

         A proxy card is enclosed. Whether or not you plan to attend the Annual Meeting in person, please sign, date and return the enclosed proxy card as promptly as possible, in the postage-prepaid envelope provided, to ensure that your shares will be voted at the Annual Meeting. Any shareholder who returns a proxy has the power to revoke it at any time prior to its effective use by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Unless contrary instructions are given, any such proxy, if not revoked, will be voted at the Annual Meeting for the five nominees for election as directors as set forth in this Proxy Statement and for the proposal to ratify a contract with Bicoastal Holding Company for: (i) Paul A. Bilzerian's continuing services to Cimetrix as its President, through December 31, 2000,
(ii) authorization for Mr. Bilzerian to make special bonus payments, in the event of a sale of a majority of the common stock of Cimetrix to a third party or the sale of substantially all of the assets of Cimetrix. Such bonus payments shall not exceed 5% of the total sales price of the Company's stock or assets, up to a maximum amount of $5,000,000. Such bonus payments shall be payable to Cimetrix employees whom Mr. Bilzerian believes, in his sole discretion, contributed most to the success of Cimetrix.

         At the Record Date, March 1, 1999, there were 23,450,928 Shares of the Company's Common Stock issued and outstanding. The presence, either in person or by proxy, of persons entitled to vote a majority of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum, but are not considered as having voted for purposes of determining the outcome of a vote. No other voting securities of the Company were outstanding at the Record Date.

         Holders of the Common Stock have one vote for each share on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting. In order for action to be taken on any matter, it must receive a majority of the votes present and voting in person or by proxy except the election of directors. Directors may be elected by a plurality vote. The five nominees for director receiving the highest number of votes at the Annual Meeting will be elected. Unless instructed otherwise, the shares represented by proxies to management will be voted for the named nominees.

         The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The Board of Directors has determined that the five directors named below will be nominated for election as directors at the Annual Meeting. Each nominee has consented to being named in the Proxy Statement as a nominee for election as director and has agreed to serve as director if elected.

         The Board of Directors have advised the Company that it intends at the Annual Meeting to vote the shares covered by the proxies for the election of the nominees named below. If any one or more of such nominees should for any reason become unavailable for election, the Board of Directors may vote for the election of such substitute nominees as the Board of Directors may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter.

         The nominees for election as directors at the Annual Meeting are set forth below.

                          Positions with                      Director
Name                      the Company                         Since

Paul A. Bilzerian         President, Chief Executive          February 9, 1996
                          Officer and Director

Lowell Anderson           Director                            January 23, 1998

Dr. Ron Lumia             Director                            January 1, 1996

Randall Mackey            Director                            January 23, 1998

Bill Van Drunen           Director                            May 16, 1998


Biographical Information

         There is no family relationship among the current directors and executive officers. The following sets forth brief biographical information for each director and prospective director of Cimetrix.

Paul A. Bilzerian, age 48, President, Chief Executive Officer and director, has been involved in Cimetrix in various capacities since 1994. Mr. Bilzerian has been the President of Bicoastal Holding Company, a private investment company, since 1993. During the period 1988 to 1989, he was the Chairman and Chief Executive Officer of the Singer Company. Mr. Bilzerian has been involved in more than $10 billion dollars of corporate transactions and financing. He has a B.S. Degree in Political Science from Stanford University and a Masters in Business Administration from Harvard University.

     Dr. Lowell K. Anderson, age 56, has been a director of Cimetrix since January 23, 1998. Dr. Anderson has practiced Oral and Maxillofacial Surgery from 1975 to the present. From 1973 to 1975, Dr. Anderson served as a Major in the United States Air Force. From 1970 to 1973, Dr. Anderson did his residency at Mayo Clinic and Mayo Graduate School of Medicine. Dr. Anderson graduated from the University of Louisville Dental School with honors in 1966. Dr. Anderson is currently a member of the Brigham Young University
Alumni Board. Dr. Anderson also served as President of the Western Society of Oral and Maxillofacial Surgeons, representing over 600 surgeons.

     Dr. Ron  Lumia,age  48, has been a director  of Cimetrix  since  January 1,
1996. He has been a Professor in the Mechanical Engineering Department of the University of New Mexico since October, 1994. From 1986 through September, 1994, Dr. Lumia served as Group Leader at the National Institute of Standards and Technology (NIST), performing research in the areas of advanced automation, robotics, machine vision, and systems integration. Previously, he taught at ESIEE (Paris, France), Virginia Tech, and the National University of Singapore, where he consulted for a variety of companies. Dr. Lumia received a B.S. from Cornell University and a M.S. and Ph.D. from the University of Virginia, all in electrical engineering. He is the author of over 100 technical papers.

     Randall A. Mackey, age 53,has been a director of Cimetrix since January 23, 1998. Mr. Mackey has been a shareholder of the Salt Lake City law firm of Mackey, Price & Williams and its predecessor firms. From 1979 to 1989, he practiced law with the Salt Lake City law firm of Fabian & Clendenin, where he was a shareholder and director of the firm from 1982 to 1989. From 1977 to 1979 Mr. Mackey was associated with the Washington, D.C. law firm of Hogan & Hartson. Mr. Mackey received a Bachelor of Science degree in Economics from the University of Utah in 1968, a Master in Business Administration degree from Harvard University in 1970, a Juris Doctor degree from Columbia University in 1975 and a Bachelor of Civil law degree from Oxford University in 1977. Mr. Mackey has served as Secretary and a director since November 1995 of Paradigm Medical Industries, Inc., which develops, manufactures and sells ophthalmic surgical systems.

     John W. ("Bill") Van Drunen, age 44, has been a director of Cimetrix since May 16, 1998. Mr. Van Drunen is a Vice President at First Security Bank. He has been with First Security Bank since 1993. Prior to this he was with Bank America in various assignments from 1988 to 1993. He has a B.S. degree in Business Management from Colorado State University.

Board Meetings and Committees

         The Company's Board of Directors met twelve times during 1998. Each of the Company's directors attended at least 75% of the meetings of the Board of Directors. The Company's Board of Directors serves in its entirety as the Nominating, Compensation and Audit Committees, with the exception of Mr. Bilzerian, who does not serve on the Audit Committee.

         All directors of the Company hold office until the next annual meeting of shareholders and until their successors have been elected and qualified.

                               EXECUTIVE OFFICERS

         The following table sets forth certain biographical information with respect to the executive officers of the Company (biographical information for Mr. Bilzerian is set forth above):

Name                   Age    Title

Paul A. Bilzerian      48     President and Chief Executive Officer

David P. Faulkner      44     Executive Vice President of Marketing

Robert Reback          39     Executive Vice President of Sales

Michael D. Feaster     28     Vice President of Software Development

Steven K. Sorensen     40     Vice President and Chief Engineer

Riley G. Astill        38     Vice President of Finance, Chief Financial Officer


     David P. Faulkner, Executive Vice President of Marketing, joined the Company in August 1996. Mr. Faulkner was previously employed as the Manager of PLC Marketing, Manager of Automotive Operations and District Sales Manager for GE Fanuc Automation, a global supplier of factory automation computer equipment specializing in programmable logic controllers, factory software and computer numerical controls from 1986-1996. Mr. Faulkner has a B.S. Degree in Electrical Engineering and a Masters Degree in Business Administration from Rensselaer Polytechnic Institute.

     Robert H. Reback, Executive Vice President of Sales, joined Cimetrix as Vice President of Sales in January 1996 and was promoted to Executive Vice President of Sales and Marketing in January, 1997. Mr. Reback was the District Manager of Fanuc Robotics' West Coast business unit from 1994-1995. From 1985-1993 he was Director of Sales/Account Executives for Thesis, Inc., a privately-owned supplier of factory automation software and was previously a Senior Automation Engineer for Texas Instruments. Mr. Reback has a B.S. Degree in Mechanical Engineering and a M.S. Degree in Industrial Engineering from Purdue University.

         Michael D. Feaster, Vice President of Software Development, joined the company in April 1998, as Director of Customer Services. In December 1998, Mr. Feaster was promoted to Vice President of Software Development. From 1994 to 1998, Mr. Feaster was employed at Century Software, Inc., as the Vice President of Software Development, directing 25 engineers. Century Software, Inc., is a global supplier of PC to UNIX connectivity software, specializing in internet access of Windows to legacy mission critical applications. From 1988 to 1994 he served as a software engineer contractor/subcontractor for such companies as Fidelity Investments, IAT, Inc., NASA, and Mexico's Border Inspection Division.

     Dr. Steven K. Sorensen, Vice President and Chief Engineer, joined the Company in 1990. Prior to joining Cimetrix, Dr. Sorensen was an Associate Professor at Brigham Young University, where he received his Ph.D. in Mechanical Engineering. Dr. Sorensen has been working to develop the Cimetrix technology for the past twelve years and is one of the principal architects of many of the Company's most important products.

     Riley G. Astill, Vice President of Finance, Chief Financial Officer, originally joined Cimetrix as Controller, in July, 1994. He remained Controller until October, 1996, when he left the Company prior to its moving to Tampa, FL. Mr. Astill rejoined Cimetrix as Vice President of Finance in December, 1997. Mr. Astill was Controller of a privately held Salt Lake City publisher from 1991-1994. From 1990-1991, he was a Senior Accountant for Oryx Energy Company. From 1988-1990 he was an Accountant for Ernst & Young in Dallas. He has a B.S. Degree in Accounting from the University of Utah and a Masters Degree in Accounting from Utah State University.


                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Director Compensation

         Directors of the Company receive no cash compensation, but are reimbursed for expenses. Each director (but not including directors who are officers or employees) is granted stock options to purchase 24,000 shares of common stock at an exercise price per share in excess of the market price at the time of grant. Vested options become exercisable six months after vesting. The following table summarizes the options held by each of the Company's directors.

         Director                         Number              Exercise
         Name                             of Options          Price

         Paul A. Bilzerian                     0                n/a
         Lowell K. Anderson               32,000               2.50
         Dr. Ron Lumia                    74,000               2.50
         Randall A. Mackey                32,000               2.50
         Bill Van Drunen                  24,000               2.50

Executive Officer Compensation

         The following table discloses compensation, for the three fiscal years ended December 31, 1998, paid by the Company to the named executive officers whose annual salary equals or exceeds $100,000 (collectively the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE
                                                                      --------------------Long-Term Compensation--------------------
                                        ---Annual Compensation--      ---------Awards----------     ----------Payout------------
                                                                      Restricte      Securities     Long-term
                                                                      Stock          Underlying     Incentive      All Other
Name and Principal Position   Year      Salary($)   Bonus   Other     Awards($)      Options(#)     Payout($)      Compensation
---------------------------   ----     ----------   -----   -----     ---------      ----------     ---------      ------------

Paul A. Bilzerian, President, 1998      120,000(1)      0       0           0                0             0                0
   Chief Executive Officer    1997       90,000(1)      0       0           0                0             0                0
                              1996       50,000(1)      0       0           0                0             0                0

Robert H. Reback, Executive   1998       120,000   20,000   5,000       4,000          200,000             0                0
   Vice President of Sales    1997       121,769        0       0           0                0             0                0
                              1996       115,000   15,000       0           0                0             0                0

David P. Faulkner, Executive  1998       100,000    5,000   5,000           0          100,000(2)          0                0
   Vice President Marketing   1997       101,475        0  20,000           0                0             0                0
                              1996        35,483        0       0           0                0             0                0

(1) These amounts were paid or are owed to Bicoastal Holding Company for Mr. Bilzerian's services. (See "Certain Relationships and Related Transactions.")
(2) Excludes 100,000 options which were awarded on February 1, 1999, subsequent to the Company's fiscal year end December 31, 1998.

         The following table sets forth certain information on option grants in fiscal 1998 to the Named Executive Officers.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                        Number of Securities
                                                       Underlying Unexercised           Value of Unexercised
                           Shares                           Options at                 In-the-Money Options at
                           Acquired                    Fiscal Year-End(#)                Fiscal Year-End ($)
                           On Exercise    Value        ----------------------         --------------------------
Name                          (#)       Realized ($)   Exercisable   Unexercisable    Exercisable  Unexercisable
----                     -------------  -------------- -----------   -------------    -----------  -------------

Paul A. Bilzerian              0            0              0 (1)              0           0           0
Robert H. Reback               0            0              0            200,000           0           0
David P. Faulkner              0            0              0            100,000 (2)       0           0


(1) Excludes 27,500 warrants for Cimetrix common stock held indirectly by the Paul A. Bilzerian and Terri L. Steffen Family Trust of 1995. Mr. Bilzerian disclaims any beneficial ownership of these shares. See beneficial ownership disclosure below.
(2) Excludes 100,000 options which were awarded on February 1, 1999, subsequent to the Company's fiscal year end December 31, 1998.

                    REPORT ON EXECUTIVE OFFICER COMPENSATION

     The Board of Directors reviewed and approved the compensation and fringe benefits for the Company's officers, consisting of six persons. The Board evaluates the performance of all officers, including the President and Chief Executive Officer, and administers the Company's compensation program for officers.

Compensation Philosophy

     The  Company's  compensation   philosophy  for  officers  conforms  to  its
compensation philosophy for all employees generally. The Company's compensation is designed to:

         o Provide compensation comparable to that offered by companies with similar business, allowing the Company to successfully attract and retain the employees necessary to its long-term success.

         o Provide compensation that rewards individual achievement and differentiates among employees based upon individual performance.

         o Provide incentive compensation that varies according to both the Company's success in achieving its performance goals and the employee's contribution to that success; and

         o Provide an appropriate linkage between employee compensation and the creation of shareholder value through awards that are tied to the Company's financial performance and by facilitating employee stock ownership.

In furtherance of these goals, the Company's officers' compensation comprises salary, annual cash bonuses, long-term incentive compensation in the form of stock options and various fringe benefits, including medical benefits and a 401(k) savings plan.


Salaries

         The Board of Directors reviewed the salaries of all the officers of the Company for fiscal year 1998. The Board of Directors made salary decisions concerning the officers based upon a variety of considerations in conformance with the compensation philosophy stated above. First, salaries were competitively set relative to both other companies in the software industry and other comparable companies. Second, the Board of Directors considered each officer's level of responsibility and individual performance, including an assessment of the person's overall value to the Company. Third, internal equity among employees was factored into the decision. Finally, the Board of Directors considered the Company's financial performance and its ability to absorb any increases in salaries.

Bonuses

         Each officer is eligible to receive an annual cash bonus that is generally paid pursuant to an incentive compensation formula established at the beginning of a year in connection with the preparation of the Company's operating budget for the year. In formulating decisions with respect to cash bonus awards, the Board of Directors evaluates each officer's role and responsibility in the Company and other factors that the Board deems relevant to motivate each officer to achieve strategic performance goals.

Stock Options

         The Company has a stock option plan that is designed to align the interests of the shareholders and the Company's officers in the enhancement of shareholder value. Stock options are granted under the plan by an administrative committee comprising disinterested members of the Board of Directors. In general, stock options are granted at an exercise price not lower than the fair market value of the Company's Common Stock on the date of grant. In formulating its recommendations to the administrative committee for the stock option plan, the Board of Directors evaluates the Company's overall financial performance for the year, the desirability of long-term service from an officer and the number of stock options held by other officers in the Company who have the same, more or less responsibility. To encourage long-term performance, the stock options granted in fiscal year 1998 vest ratably over a four-year period and expire up to five years after the date of grant.

Chief Executive Officer Compensation

         The total compensation of the President and Chief Executive Officer for fiscal year 1998 was based on a contract between the Company and Bicoastal Holding Company, which was approved by the shareholders on May 31, 1997.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On April 1, 1999 the Company entered into a new agreement with Bicoastal Holding Company providing for the continued services of Paul A. Bilzerian, as President of Cimetrix. The agreement provides that the Company is to pay Bicoastal Holding Company for his services at a rate of $10,000 per month for his services through December 31, 2000. In addition, the Company will provide a $1,500 monthly living allowance and reimbursement for reasonable travel expenses. A copy of this agreement is attached as Exhibit 1.

         In February 1999, the Company entered into a six month lease, for $930 per month, for a residential property, which it provides rent-free to the President and other employees as temporary accommodations.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and greater than 10% shareholders to file reports of ownership (on Form 3) and periodic changes in ownership (on Forms 4 and 5) of Company securities with the Securities and Exchange Commission. For the fiscal year 1998, the Company's officers and directors, timely filed all required Forms 3, 4 and 5. The Company believes that its officers and directors are current in their 16(a) reporting requirements.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to beneficial ownership of the Company's common stock (exclusive of options or warrants), as of April 14, 1999, for (i) each executive officer of the Company; (ii) each director of the Company; and (iii) each beneficial owner of more than 5% of the Company's common stock; and (iv) all executive officers and directors as a group:

Name of Person of Group           Number of Shares          Percent of Ownership

Paul Bilzerian                             0  (1)                       0% (1)
16229 Villarreal De Avila
Tampa, Florida  33613

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Overseas Holdings Ltd.Partnership  2,900,000  (1)                    12.4% (1)
Park Tower, Suite 2630
400 North Tampa Street
Tampa, Florida 33602

1994 Bilzerian Irrevocable Trust   2,315,000  (2)                     9.9% (2)
Park Tower, Suite 2630
400 North Tampa Street
Tampa, Florida  33602

Dr. Lowell K. Anderson               149,450                             *
2842 North Foothill Drive
Provo, Utah 84604

Dr. Ron Lumia                          4,000                             *
443 Live Oak Loop NE
Albuquerque, New Mexico 87122

Randall A. Mackey                          -                             -
1474 Harvard Ave
Salt Lake City, Utah 84105

Bill Van Drunen                       20,764                             *
3391 Larchmont Drive
Salt Lake City, Utah 84109

Robert H. Reback                       7,000                             *
600 Daybreaker Drive
Park City, UT 84098

Michael D. Feaster                         -                             -
7577 South Butler Hills Dr.
Salt Lake City, UT 84121

David P. Faulkner                          -                             -
8803 South Willow Green Drive
Sandy, UT 84093

Riley G. Astill                            -                             -
2312 South 200 East
Bountiful, UT 84010

Officers and Directors (9 persons)   178,714  (1)                        * (1)
---------------------------------
*     Less than 1%.


(1) As of April 14, 1999, Overseas Holdings Limited Partnership, whose general partner is Overseas Holding Company, was the owner of 2,900,000 shares of the Company's common stock, representing 12.4% of the Company's outstanding stock. As of April 14, 1999 Bicoastal Holding Company was the owner of 180,000 shares of the Company's common stock, representing 0.8% of the Company's outstanding stock. Bicoastal Holding Company was also the owner of 27,500 warrants to purchase the Company's common stock for $2.50 per share, representing .1% of the Company's outstanding stock. As of April 14, 1999, the Paul A. Bilzerian

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and Terri L. Steffen Family Trust of 1995 is the  beneficial  owner of 3,080,000 shares of the Company's stock and 27,500 warrants to purchase the Company's stock, representing 13.3% of the Company's outstanding stock, because it is the 99% limited partner of Overseas Holdings Limited Partnership, and the owner of 100% of the stock of Overseas Holding Company, and the owner of 100% of the stock of Bicoastal Holding Company. As of April 14, 1999, Paul A. Bilzerian may be deemed the beneficial owner of these shares and warrants, because he is married to Terri L. Steffen, the beneficiary of the Paul A. Bilzerian and Terri
L. Steffen Family Trust of 1995. The number of shares indicated for Mr. Bilzerian also excludes shares held by the Paul A. Bilzerian and Terri L. Steffen 1994 Irrevocable Trust for the Benefit of Adam J. Bilzerian and Dan B. Bilzerian, (see footnote 2 below).

(2) The Paul A. Bilzerian and Terri L. Steffen 1994 Irrevocable Trust for the Benefit of Adam J. Bilzerian and Dan B. Bilzerian owns 2,315,000 shares, representing 9.9% of the Company's outstanding common stock. Adam J. Bilzerian and Dan B. Bilzerian are the sons of Paul A. Bilzerian and Terri L. Steffen. Paul A. Bilzerian and Terri L. Steffen disclaim any beneficial ownership of this stock. The Trust is irrevocable and has independent trustees responsible for the affairs of the Trust.


                                 PROPOSAL NO. 2

            RATIFICATION OF AGREEMENT WITH BICOASTAL HOLDING COMPANY

         The Company wishes to retain Mr. Bilzerian's services through December 31, 2000. These services are to be contracted through Bicoastal Holding Company, an affiliate of Mr. Bilzerian. Accordingly, pursuant to the proposed agreement, the Company will pay Bicoastal Holding Company a rate of $10,000 per month for Mr. Bilzerian's services, $1,500 per month for a living allowance and all reasonable travel and living expenses which include at least one coach class round-trip airfare per month to any destination in the United States to visit his family.

         This agreement also provides authorization for Mr. Bilzerian to make special bonus payments, in the event of a sale of a majority of the common stock of Cimetrix to a third party or the sale of substantially all of the assets of Cimetrix. Such bonus payments shall not exceed 5% of the total sales price of the Company's stock or assets, up to a maximum amount of $5,000,000. Such bonus payments shall be payable to Cimetrix employees whom Mr. Bilzerian believes, in his sole discretion, contributed most to the success of Cimetrix.
A copy of this agreement is attached as Exhibit 1.



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                                PERFORMANCE GRAPH

         The following graph shows a comparison of the three year cumulative total return for the Company's Common Stock, the Nasdaq Stock Market (U.S.) Index, and the Nasdaq Computer and Data Processing Stocks Index, assuming an investment of $100 on December 1, 1994. The cumulative return of the Company was computed by dividing the difference between the price of the Company's Common Stock at the end and the beginning of the measurement period (December 1, 1994 to December 31, 1998) by the price of the Company's Common Stock at the beginning of the measurement period.

                                [GRAPHIC OMITTED]
















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                                  ANNUAL REPORT

         A copy of the Company's Annual Report, including financial statements for the years ended December 31, 1998, 1997 and 1996, is being mailed with this Proxy Statement to shareholders of record on the Record Date.

                              INDEPENDENT AUDITORS

         Tanner + Co., Certified Public Accountants, served as the Company's independent auditors for 1998. One or more representatives of Tanner + Co. are expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

         Shareholders who wish to include proposals for action at the Company's 2000 Annual Meeting of Shareholders in next year's proxy statement must, in addition to other applicable requirements, cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than January 1, 2000. Such proposals should be addressed to the Company's Secretary and may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                  OTHER MATTERS

         Management knows of no matters other than those listed in the attached Notice of the Annual Meeting which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will vote all proxies given to them in accordance with their best judgment of such matters.

                                         By Order of the Board of Directors,

                                         /s/ Riley G. Astill
                                         --------------------

                                         Riley G. Astill
                                         Vice President of Finance and Secretary

Salt Lake City, Utah
April 14, 1999





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                                    EXHIBIT 1

                                    AGREEMENT

         THIS AGREEMENT is made effective this 1st day of April 1999, between Bicoastal Holding Company, a Nevada corporation (hereinafter "BICOASTAL"), and CIMETRIX Incorporated, a Nevada corporation located at 6979 South High Tech Drive, Midvale, Utah 84047 (hereinafter "CIMETRIX").

                                    RECITALS

         Whereas, BICOASTAL employs Paul A. Bilzerian (hereinafter "Bilzerian") under that certain employment agreement, dated January 1, 1998; and

         Whereas, CIMETRIX desires to utilize Bilzerian from time to time as an officer, director, and/or management consultant to CIMETRIX.

         NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties, BICOASTAL and CIMETRIX covenant and agree as follows:

         1. BICOASTAL agrees to provide Cimetrix with the full-time services of Bilzerian for a fee of $10,000 per month from the effective date of this Agreement until December 31, 2000.

         2. Cimetrix agrees to provide Bilzerian with housing and the use of an automobile during the term of this Agreement. In addition, Cimetrix agrees to provide Bilzerian with a living allowance of $1,500 per month during the term of this Agreement. Cimetrix also agrees to pay all reasonable travel expenses of Bilzerian during the term of this Agreement. Reasonable travel expenses will include at least one coach class round-trip airfare per month (or up to twenty-one trips during the term of this Agreement) to any destination in the United States to visit his family. Cimetrix also agrees to reimburse Bicoastal for all reasonable costs incurred and paid for by Bicoastal, which were incurred or paid for the benefit of Cimetrix.

         3. Cimetrix agrees that, in the event of a sale of a majority of the common stock of Cimetrix to a third party purchaser or the sale of substantially all of the assets of Cimetrix during the term of this Agreement, Bilzerian will be authorized to make special bonus payments, of up to a maximum total of $5 million, to be paid to those Cimetrix employees whom Bilzerian believes, in his sole discretion, contributed most to the success of Cimetrix. Notwithstanding the aforesaid, the special bonus payments can not exceed 5% of the total sales price of the Company's stock or assets.

         4. This written Agreement contains the sole and entire agreement between the parties and will supersede any and all other agreements between the parties. The parties acknowledge and agree that none of them has made any representation with respect to the subject matter of this Agreement or any representations inducing its execution and delivery except such representations as are specifically set forth in this writing and the parties acknowledge that they have relied on their own judgment in entering into the same. The parties further acknowledge that any statements or representations that may have been made by any of them to the other are void and of no effect and that none of them has relied on such statements or representations in connection with its dealings with the other.

         5. It is agreed that no waiver or modification of this Agreement or of any covenant, condition, or limitation contained in it will be valid unless it is in writing and duly executed by the party to be charged with it, and that no evidence of any waiver or modification will be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this Agreement, or the rights or obligations of any party under it, unless such waiver or modification is in writing, duly executed as above. The parties agree that the provisions of this paragraph may not be waived except in writing.


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         6. The parties agree that it is their  intention and covenant that this
Agreement and performance under it and all suits and special proceedings relating to it will be construed in accordance with and under and pursuant to the laws of the State of Florida and that in any action, or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Florida will be applicable and will govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

         7. The  Agreement  will be binding  on and inure to the  benefit of the
respective  parties  and  their  executors,   administrators,   heirs,  personal
representatives, successors and assigns.

         8. This Agreement will expire on December 31, 2000. There shall be no right to terminate this Agreement for any reason by either party hereto unless both parties agree in writing.

         9. This Agreement is not assignable by either party without the written consent of the other party.

         10. The parties hereto irrevocably agree that the prevailing party of any such legal action or proceeding will be entitled to reasonable attorneys fees and costs, including any appeals.

         11. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

         12. The parties hereto warrant and represent that each has the legal capacity to enter into this Agreement and CIMETRIX further represents that its Board of Directors has authorized CIMETRIX to enter this Agreement.

         13. All of the terms of this Agreement and the Agreement itself are subject to the approval of the Cimetrix shareholders not later than May 15, 1999. In the event the Cimetrix shareholders fail to approve this Agreement, it shall be deemed null and void.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the dates set forth below.



BICOASTAL HOLDING COMPANY:


By
Paul A. Bilzerian, President                         Date



CIMETRIX, INC.:

By
Riley G. Astill, Vice President                      Date:


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